Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: John Robison
309-693-5846
John.Robison@rlicorp.com
www.rlicorp.com

RLI reports fourth quarter and year-end results

PEORIA, ILLINOIS, January 24, 2011 — RLI Corp. (NYSE: RLI) — RLI Corp. reported fourth quarter 2010 operating earnings of $35.1 million ($1.66 per share), versus $25.3 million ($1.17 per share) for the comparable period last year. For the year ended December 31, 2010, operating earnings were $112.3 million ($5.29 per share), compared to $102.1 million ($4.70 per share) for the 2009 fiscal year.

	Fourth Quarter		Full Year
Earnings Per Diluted Share	2010	2009	2010	2009
Operating earnings	$1.66	$1.17	$5.29	$4.70
Net earnings	$1.90	$1.41	$6.00	$4.32

Highlights for the quarter included:

•                  Operating earnings of $35.1 million ($1.66 per share).

•                  Combined ratio of 76.3.

•                  $18.4 million ($0.57 per share) pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  $7.9 million dividend from Maui Jim, Inc. resulting in a tax benefit on dividends received from affiliates of $2.2 million ($0.10 per share).

•                  Special dividend of $7.00 per share, representing $146.7 million returned to shareholders and resulting in a tax benefit of $3.6 million ($0.17 per share) as dividends to the ESOP are fully deductible.

•                  Announced an agreement to acquire Contractors Bonding Insurance Company.

Highlights for 2010 included:

•                  Operating earnings of $112.3 million ($5.29 per share).

•                  Combined ratio of 80.7.

•                  $64.2 million ($1.97 per share) pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  Net operating cash flow of $100.2 million.

•                  Comprehensive earnings of $146.0 million ($6.87 per share).

•                  Book value per share of $37.75 at year-end, representing an increase of 14%, excluding special dividend.

“Fourth quarter financial results were excellent,” said RLI Corp. President and CEO Jonathan E. Michael. “RLI announced a special dividend, in addition to our regular fourth quarter dividend, for the first time in the company’s history. The special dividend reflects our strong financial position and confidence in our platform businesses to continue generating funds to invest in new opportunities. We also announced the acquisition of Contractors Bonding Insurance Company, based in Seattle, which will expand our geographic footprint and enhance existing casualty and surety products.”

“RLI posted strong results for the year as well, which were driven by growth in our property and surety businesses,” said Michael. “We benefitted from new product initiatives pursued over the past three years that contributed nearly $75 million of gross premiums in 2010. I am extremely proud of what our employees have accomplished in a tough market. We have demonstrated our commitment to growth while achieving outstanding profitability and rewarding our shareholders by returning capital. We are starting 2011 in a strong position with respect to our people, products, and finances.”

— more —

15th consecutive year of underwriting income

For the quarter, RLI recorded underwriting income of $30.2 million on a 76.3 combined ratio versus underwriting income of $23.6 million on a 80.6 combined ratio in the fourth quarter of 2009. For the year, RLI achieved $95.4 million of underwriting income on a 80.7 combined ratio, compared to $86.8 million of underwriting income on a 82.3 combined ratio in 2009. “Our positive underwriting income and combined ratios for both the quarter and year continue to reflect our disciplined approach to our business in a weak economy and are a testament to our employees’ commitment to underwriting excellence,” said Michael.

The following table highlights annual underwriting income and combined ratios by segment:

Underwriting Income (in millions)	2010	2009
Casualty	$38.2	$51.5
Property	34.1	23.3
Surety	23.1	12.0
Total	$95.4	$86.8

Combined Ratio	2010	2009
Casualty	83.4	80.6
Property	81.2	85.0
Surety	71.3	83.2
Total	80.7	82.3

Other income

For the quarter, investment income was $16.7 million compared to $16.9 million for the same period in 2009. For the year ending December 31, 2010, investment income was $66.8 million versus $67.3 million for the same period in 2009.

The investment portfolio’s total return for the quarter was 0.2%, with the bond portfolio returning negative 1.5% and the equity portfolio returning 9.2%. In 2010, the investment portfolio’s total return was 7.0% with the bond portfolio returning 5.6% and equities returning 13.9%. While the capital markets posted strong returns for the year, interest rates increased during the fourth quarter causing a decline in fair values on RLI’s bond portfolio.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $30.8 million for the quarter ($1.46 per share) versus $29.5 million ($1.36 per share) over the same period last year. Full-year comprehensive earnings were $146.0 million ($6.87 per share) in 2010, compared to $156.1 million ($7.18 per share) in 2009.

During the quarter, for both 2010 and 2009, equity in results of unconsolidated investee was a $0.2 million loss, which is reflective of seasonal results. For the year ending December 31, 2010, equity in earnings of unconsolidated investee was $7.1 million versus $5.1 million in 2009. These results are related to Maui Jim, Inc., a producer of premium sunglasses. During the quarter, RLI received a $7.9 million dividend from Maui Jim, Inc., which resulted in a tax benefit on dividends received from affiliates of $2.2 million ($0.10 per share).

Acquisition of CBIC announced

RLI announced on December 22, 2010 that it would acquire Contractors Bonding Insurance Company (CBIC) for approximately $137 million in cash. The acquisition is subject to regulatory approval and expected to close in early 2011.

Special dividend and share repurchase program

On December 1, 2010, the RLI Corp. Board of Directors declared an extraordinary cash dividend of $7.00 per share. The dividend was payable on December 29, 2010 to shareholders of record as of December 16, 2010 and totaled $147 million. RLI has paid dividends for 138 consecutive quarters and increased dividends in each of the last 35 years. The company’s quarterly dividend has grown by an average of 14.7% over the last 10 years, excluding the special dividend.

For the year, RLI repurchased 438,783 shares at an average cost of $54.37 per share ($23.9 million). No shares were purchased in the fourth quarter. There is $94.1 million of remaining capacity from the additional $100 million stock repurchase program approved in the second quarter of 2010. Over the past five years, RLI has returned over a half a billion dollars to its shareholders in the form of dividends and share repurchases.

Other news

At 10 a.m. central time (CT) tomorrow, January 25, 2011, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2009.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s. RLI is recognized as one of the insurance industry’s top performing companies by the Ward’s 50® Top P&C Performers and has been a member of the group for 20 straight years since its inception in 1991.

For additional information, contact John Robison, Chief Investment Officer at 309-693-5846 or at john.robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Diluted Share
	2010	2009	2010	2009
	4th Qtr.	4th Qtr.	12 mos.	12 mos.
Operating Earnings Per Diluted Share	$1.66	$1.17	$5.29	$4.70

Specific items included in operating earnings per share: (1) (2)
• Gain from casualty prior years' reserve development	$0.49	$0.32	$1.61	$1.66
• Gain/(loss) from property prior years' reserve development	$0.05	$(0.10)	$0.05	$(0.29)
• Gain from surety prior years' reserve development	$0.03	$0.14	$0.31	$0.13
• Gain from change in tax rate applicable to Maui Jim (3)	$0.10	$—	$0.10
• Gain from tax benefit of special dividend to ESOP (4)	$0.17	$—	$0.17

(1)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(2)	Reserve development reflects revisions for previously estimated losses.
(3)	As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7%) as compared to the corporate capital gains tax rate (35%) on which tax estimates were based.
(4)	Dividends paid in an ESOP on employer securities are fully deductible from taxable income and result in a 35% tax benefit.

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$127,026	$121,051	4.9%	$493,382	$491,961	0.3%
Net investment income	16,672	16,852	-1.1%	66,799	67,346	-0.8%
Net realized investment gains (losses)	7,962	8,034	-0.9%	23,243	(12,755)
Consolidated revenue	151,660	145,937	3.9%	583,424	546,552	6.7%

Loss and settlement expenses	46,180	45,710	1.0%	201,332	203,388	-1.0%
Policy acquisition costs	39,267	40,824	-3.8%	158,071	162,020	-2.4%
Other insurance expenses	11,426	10,954	4.3%	38,584	39,768	-3.0%
Interest expense on debt	1,513	1,513	0.0%	6,050	6,050	0.0%
General corporate expenses	2,592	2,094	23.8%	7,998	7,941	0.7%
Total expenses	100,978	101,095	-0.1%	412,035	419,167	-1.7%

Equity in earnings (loss) of unconsolidated investee	(226)	(190)	-18.9%	7,101	5,052	40.6%

Earnings before income taxes	50,456	44,652	13.0%	178,490	132,437	34.8%
Income tax expense	10,204	14,090	-27.6%	51,058	38,592	32.3%
Net earnings	$40,252	$30,562	31.7%	$127,432	$93,845	35.8%

Other comprehensive earnings (loss), net of tax	(9,405)	(1,076)	-774.1%	18,581	62,281	-70.2%
Comprehensive earnings	$30,847	$29,486	4.6%	$146,013	$156,126	-6.5%

Operating earnings:(1)
Net earnings	$40,252	$30,562	31.7%	$127,432	$93,845	35.8%
Less: Realized investment gains (losses), net of tax	5,176	5,312	-2.6%	15,108	(8,291)
Operating earnings	$35,076	$25,250	38.9%	$112,324	$102,136	10.0%

Return on Equity:
Net earnings (trailing four quarters)				15.0%	12.2%
Comprehensive earnings (trailing four quarters)				17.2%	20.3%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,164	21,636		21,241	21,731

EPS from operations (1)	$1.66	$1.17	41.9%	$5.29	$4.70	12.6%
Realized gains (losses), net of tax	0.24	0.24	0.0%	0.71	(0.38)
Net earnings per share	$1.90	$1.41	34.8%	$6.00	$4.32	38.9%

Comprehensive earnings per share	$1.46	$1.36	7.4%	$6.87	$7.18	-4.3%

Cash dividends per share	$7.29	$0.28	2503.6%	$8.15	$1.08	654.6%

Net Cash Flow provided by Operations	$12,368	$19,314	-36.0%	$100,235	$127,759	-21.5%

(1)  See discussion of non-GAAP financial measures on page 3.

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2010	2009	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,441,337	$1,485,347	-3.0%
(amortized cost - $1,403,140 at 12/31/10)
(amortized cost - $1,452,084 at 12/31/09)
Equity securities	321,897	262,693	22.5%
(cost - $213,069 at 12/31/10)
(cost - $177,681 at 12/31/09)
Short-term investments	39,787	104,462	-61.9%
Total investments	1,803,021	1,852,502	-2.7%

Premiums and reinsurance balances receivable	107,391	83,961	27.9%
Ceded unearned premiums	62,631	65,379	-4.2%
Reinsurance recoverable on unpaid losses	354,163	336,392	5.3%
Deferred acquisition costs	74,435	75,880	-1.9%
Property and equipment	18,370	19,110	-3.9%
Investment in unconsolidated investee	43,358	44,286	-2.1%
Goodwill	26,214	26,214	—
Other assets	25,009	34,929	-28.4%
Total assets	$2,514,592	$2,538,653	-0.9%

Unpaid losses and settlement expenses	$1,173,943	$1,146,460	2.4%
Unearned premiums	301,537	312,527	-3.5%
Reinsurance balances payable	23,851	22,431	6.3%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	33,930	24,299	39.6%
Accrued expenses	42,436	41,835	1.4%
Other liabilities	47,519	58,851	-19.3%
Total liabilities	1,723,216	1,706,403	1.0%
Shareholders’ equity	791,376	832,250	-4.9%
Total liabilities & shareholders’ equity	$2,514,592	$2,538,653	-0.9%

OTHER DATA
Common shares outstanding (in 000’s)	20,965	21,265

Book value per share	$37.75	$39.14	-3.6%
Closing stock price per share	$52.57	$53.25	-1.3%
Cash dividends per share - ordinary	$1.15	$1.08	6.5%
Cash dividends per share - special	$7.00	$—	—

Statutory Surplus	$732,379	$784,161	-6.6%

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended December 31,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2010

Gross premiums written	$77,285		$46,987		$22,366		$146,638
Net premiums written	53,218		34,389		20,060		107,667
Net premiums earned	56,185		49,512		21,329		127,026
Net loss & settlement expenses	22,133	39.4%	20,372	41.1%	3,675	17.2%	46,180	36.4%
Net operating expenses	19,504	34.7%	17,724	35.8%	13,465	63.1%	50,693	39.9%
Underwriting income	$14,548	74.1%	$11,416	76.9%	$4,189	80.3%	$30,153	76.3%

2009

Gross premiums written	$78,126		$43,485		$22,361		$143,972
Net premiums written	54,273		30,588		19,125		103,986
Net premiums earned	62,255		39,909		18,887		121,051
Net loss & settlement expenses	25,988	41.7%	18,837	47.2%	885	4.7%	45,710	37.8%
Net operating expenses	22,159	35.6%	17,082	42.8%	12,537	66.4%	51,778	42.8%
Underwriting income	$14,108	77.3%	$3,990	90.0%	$5,465	71.1%	$23,563	80.6%

		GAAP		GAAP		GAAP		GAAP
Twelve Months Ended December 31,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2010

Gross premiums written	$309,202		$235,058		$92,056		$636,316
Net premiums written	222,596		179,899		82,645		485,140
Net premiums earned	231,119		181,645		80,618		493,382
Net loss & settlement expenses	113,510	49.1%	82,463	45.4%	5,359	6.6%	201,332	40.8%
Net operating expenses	79,370	34.3%	65,097	35.8%	52,188	64.7%	196,655	39.9%
Underwriting income	$38,239	83.4%	$34,085	81.2%	$23,071	71.3%	$95,395	80.7%

2009

Gross premiums written	$333,059		$207,444		$90,697		$631,200
Net premiums written	241,005		152,889		76,022		469,916
Net premiums earned	265,021		155,303		71,637		491,961
Net loss & settlement expenses	122,706	46.3%	68,606	44.2%	12,076	16.9%	203,388	41.3%
Net operating expenses	90,827	34.3%	63,436	40.8%	47,525	66.3%	201,788	41.0%
Underwriting income	$51,488	80.6%	$23,261	85.0%	$12,036	83.2%	$86,785	82.3%